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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-104321 of The Sports Authority, Inc. (formerly known as Gart Sports Company) on Form S-4 of our report dated March 6, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for goodwill and other intangible assets in 2002 with the adoption of Statement of Financial Accounting Standards No. 142), appearing in the Annual Report on Form 10-K of Gart Sports Company for the year ended February 1, 2003.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
August 4, 2003

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  Exhibit 23.2
  INDEPENDENT AUDITORS' CONSENT